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EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Merix Corporation on Form S-8 of our report dated June 25, 1999, appearing in the Annual Report on Form 10-K of Merix Corporation for the year ended May 27, 2000.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Portland, Oregon
April 26, 2001

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INDEPENDENT AUDITORS' CONSENT